                                                                    Exhibit 4.01

                                                                       EXHIBIT A
                                                                       ---------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR OTHER FINANCING ARRANGEMENT SECURED BY THIS NOTE. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(d)(viii) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THIS NOTE.

     CONVERTIBLE NOTE
     ----------------


_______ __, 2001  $____________

     FOR VALUE RECEIVED, AT HOME CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________ or registered assigns (the "Holder") the principal amount of ___________________ Dollars ($________________), when due, whether upon maturity, acceleration, redemption or otherwise.

     (1)  Payments of Principal. All payments of principal of this Note (to the
          ---------------------
extent such principal is not converted into Common Stock (as defined below) in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on an y day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated ______ __, 2001, pursuant to which this Note and the Other Notes (as defined below) were originally issued (the "Securities Purchase Agreement"). This Note and the Other Notes issued by the Company pursuant to the Securities Purchase Agreement and all convertible notes issued in exchange therefor or replacement thereof are collectively referred to in this Note as the "Notes," and the Holder and the holders of the Other Notes are collectively referred to in this Note as the "Holders."

     (2)  Conversion of this Note. This Note shall be convertible into shares of
          -----------------------
the Company's Series A Common Stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

     (a)  Certain Defined Terms.  For purposes of this Note, the following terms
          ---------------------
shall have the following meanings:

          (i) "Automatic Amount" means, with respect to a Holder Anniversary Conversion, the respective Holder Anniversary Conversion Amount and, with respect to a Company Anniversary Conversion, the respective Company Anniversary Conversion Amount.

          (ii) "Automatic Date" means each Holder Anniversary Conversion Date and each Company Anniversary Conversion Date.

          (iii)"Anniversary Conversion Price" means, as of any date of determination, the product of (A) 0.95 multiplied by (B) the arithmetic average of the Weighted Average Price of the Common Stock on each trading day during the ten (10) consecutive trading days immediately preceding the date of determination, as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

          (iv) "Approved Stock Plan" means any employee benefit plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any consultant or other service provider, employee, officer or director for services provided to the Company.

          (v) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          (vi) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Notes. If the Company and the holders of the Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to
Section 2(d)(iii) below. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

          (vii)"Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon exercise of Options or conversion of Convertible Securities (including the Notes) regardless of whether the Options or Convertible Securities are actually exercisable or convertible at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company.

         (viii) "Company Anniversary Conversion Date" means, with respect to a Company Anniversary Date, each of the 30th, 20th and 10th trading days prior to such Company Anniversary Date, such Company Anniversary Date, and the 10th, 20th, 30th and 40th trading days following such Company Anniversary Date, such that there are a total of eight (8) Company Anniversary Conversion Dates with respect to such Company Anniversary Date.

         (ix)   "Company Anniversary Date" means each of the date which is two
(2) years after the Issuance Date, the date which is three (3) years after the Issuance Date and the date which is four (4) years after the Issuance Date.

         (x) "Conversion Amount" means the principal amount of this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

         (xi) "Conversion Price" means (A) as of any Conversion Date or other date of determination (other than with respect to (I) an Automatic Amount on an Automatic Date, (II) a Holder Anniversary Redemption Amount on any date within ten (10) days prior to the applicable Holder Anniversary Date, and (III) a Conversion Amount subject to the Notice of Redemption at Option of Buyer during a Deferred Triggering Event Payment Period (as defined in Section 3(d))) during the period beginning on the Issuance Date and ending on and including the date immediately preceding the Maturity Determination Date, the Fixed Conversion Price, (B) as of any Conversion Date or other date of determination (other than with respect to (I) an Automatic Amount on an Automatic Date, (II) a Holder Anniversary Redemption Amount on any date within ten (10) days prior to the applicable Holder Anniversary Date, and (III) a Conversion Amount subject to the Notice of Redemption at Option of Buyer during a Deferred Triggering Event Payment Period) on or after the Maturity Determination Date, the Maturity Conversion Price, (C) with respect to any Automatic Amount, the Anniversary Conversion Price on the Automatic Date with respect to which the determination of the Conversion Price is being made, (D) with respect to a Holder Anniversary Redemption Amount on any date within ten (10) days prior to the applicable Holder Anniversary Date, 102% of the Fixed Conversion Price then in effect, and
(E) with respect to a Conversion Amount subject to a Notice of Redemption at Option of Buyer during the Deferred Triggering Event Payment Period, 102% of the Fixed Conversion Price then in effect, each in effect as of such date and subject to adjustment as provided herein.

         (xii) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

         (xiii) "Fixed Conversion Price" means, as of any Conversion Date or other date of determination, 110% of the Weighted Average Price of the Common Stock on the Issuance Date, subject to adjustment as provided herein.

          (xiv) "Holder Anniversary Conversion Date" means, with respect to a Holder Anniversary Date, each of the 30th, 20th and 10th trading days prior to such Holder Anniversary Date, such Holder Anniversary Date, and the 10th, 20th, 30th and 40th trading days following such Holder Anniversary Date, such that there are a total of eight (8) Holder Anniversary Conversion Dates with respect to such Holder Anniversary Date.

          (xv)    "Holder Anniversary Date" means each of the date which is one
(1) year after the Issuance Date, the date which is two (2) years after the Issuance Date, the date which is three (3) years after the Issuance Date and the date which is four (4) years after the Issuance Date.

          (xvi) "Issuance Date" means the date of issuance of this Note pursuant to the Securities Purchase Agreement.

          (xvii) "Maturity Date" means the Maturity Determination Date, unless extended pursuant to Section 2(d)(vii).

          (xviii) "Maturity Conversion Price" means the product of (A) 0.95 multiplied by (B) the arithmetic average of the Weighted Average Price of the Common Stock on each trading day during the 30 consecutive trading days immediately following the date which is five (5) years after the Issuance Date, as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such 30 trading day period or on or after the Maturity Determination Date.

          (xix) "Maturity Determination Date" means the date which is 31 trading days after the date which is five (5) years after the Issuance Date.

          (xx) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          (xxi) "Other Notes" means the convertible notes, other than this Note, issued by the Company pursuant to the Securities Purchase Agreement.

          (xxii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (xxiii) "Principal" means the outstanding principal amount of this Note as of any date of determination.

          (xxiv) "Principal Market" means the Nasdaq National Market, or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

          (xxv) "Registration Rights Agreement" means that certain registration rights agreement among the Company and the initial holders of the Notes relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes, as such agreement may be amended from time to time as provided in such agreement.

          (xxvi) "Security Agreement" means that certain security agreement among the Company and the initial holders of the Notes relating to the granting by the Company of a security interest in the assets of the Company, as such agreement may be amended from time to time as provided in such agreement.

          (xxvii) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Notes. If the Company and the holders of the Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

     (b)  Holder's Conversion Right; Mandatory Redemption or Conversion. Subject
          -------------------------------------------------------------
to the provisions of Section 5, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert (and pursuant to Section 2(d)(vii), Section 6 and Section 7, may be deemed to have converted) any part of the Principal into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). If any Principal remains outstanding on the Maturity Determination Date, then, pursuant and subject to Section 2(d)(vii), all such Principal shall be converted at the Conversion Rate on the Maturity Date in accordance with Section 2(d)(vii) or redeemed by the Company on the Maturity Determination Date in accordance with
Section 2(d)(vii). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

     (c)  Conversion.  The number of shares of Common Stock issuable upon
          ----------
conversion of a Conversion Amount shall be determined according to the following formula (the "Conversion Rate"):

                               Conversion Amount
                               -----------------
                               Conversion Price

     (d)  Mechanics of Conversion. The conversion of this Note shall be
          -----------------------
conducted in the following manner:

     (i)  Holder's Delivery Requirements. To convert a Conversion Amount into
          ------------------------------
shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 6:00 p.m., New York City Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to
                                          ---------
the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original Note being converted (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).

     (ii) Company's Response. Upon receipt by the Company of a copy of a
          ------------------
Conversion Notice, the Company shall (I) as soon as practicable, but in no event later than within two (2) Business Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) either (A) on or before the fourth (4th) Business Day following the date of receipt by the Company of such Conversion Notice, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (B) on or before the second (2nd) Business Day following the date of receipt by the Company of such Conversion Notice, provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system (such second or fourth Business Day by which the Company must deliver shares of Common Stock pursuant to this clause (II) is referred to herein as the "Share Delivery Date"); provided that shares must be delivered in accordance with clause (B) above, unless (a) the shares of Common Stock to be issued pursuant to such conversion are required to have a restrictive legend pursuant to Section 2(f) of the Securities Purchase Agreement, (b) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the DTC Fast Automated Securities Transfer Program otherwise is not available for the transfer or (c) the Holder requests that shares be delivered in accordance with clause (A) above. If this Note is submitted for conversion, as may be required pursuant to Section 2(d)(viii), and the Principal represented hereby is greater than the Conversion Amount being converted, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after receipt of this Note (the "Note Delivery Date") and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted.

     (iii)  Dispute Resolution. In the case of a dispute as to the determination
            ------------------
of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company sha ll instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder's Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within two (2) Business Days submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable "major bracket" or "bulge bracket" investment bank selected by the Company and approved by the holders of Notes representing at least two-thirds (2/3) of the aggregate principal amounts of the Notes then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

     (iv)   Record Holder. The person or persons entitled to receive the shares
            -------------
of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon delivery of the applicable Conversion Notice.

                  (v)   Company's Failure to Timely Convert.
                        -----------------------------------

                  ______(A)   Cash Damages. If (I) within five (5) Business Days
                              ------------
after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of this Note or
(II) within five (5) Business Days of the Company's receipt of this Note the Company shall fail to issue and deliver a new Note representing the Principal to which the Holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Note to the Holder on or prior to the Note Delivery Date, the number of shares of Common Stock issuable upon conversion of the Principal represented by the Note as of the Note Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Note Delivery Date, in the case of failure to deliver a Note. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five (5) Business Days of the date incurred, then the Holder shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to promptly issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice; provided that in no event shall cash damages accrue pursuant to this Section 2(d)(v)(A) with respect to any portion of the Principal of this Note during the period, if any, in which such Principal is the subject of a bona fide dispute which is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii).

                        (B)   Void Conversion Notice; Adjustment of Fixed
                              -------------------------------------------
Conversion Price. If for any reason the Holder has not received all of the
----------------
shares of Common Stock on or prior to the tenth (10th) Business Day after the Share Delivery Date that it is entitled to receive hereunder with respect to a conversion of this Note, then the Holder, upon written notice to the Company prior to the date of delivery of such shares, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Fixed Conversion Price of such portion of this Note that is returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Fixed Conversion Price as in effect on the date on which the Holder voided the Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice, subject to further adjustment as provided in this Note; provided that in no event shall an adjustment to the

Fixed Conversion Price be made pursuant to this Section 2(d)(v)(B) with respect to any portion of the Principal of this Note that is the subject of a bona fide dispute which is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii) until such dispute is resolved pursuant to Section 2(d)(iii).

                        (C)   Conversion Failure. If for any reason the Holder
                              ------------------
has not received all of the shares of Common Stock on or prior to the latest of
(I) the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note, (II) the date which is five (5) Business Days after the date on which the Holder delivered an additional copy of the Conversion Notice with respect to a conversion of this Note, which additional copy is delivered at least three (3) Business Days after the original delivery of the Conversion Notice, and (III) the date which is five (5) Business Days after the resolution of any bona fide dispute which is subject to and being (or has been) resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii) (a "Conversion Failure"), then the Holder, upon written notice to the Company in accordance with Section 3(c), may require that the Company redeem, in accordance with Section 3, some or all of the Principal, including the Principal previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock; provided however that, notwithstanding the Holder's delivery of an additional copy of the Conversion Notice, the Conversion Date shall be the date the Holder first transmits a Conversion Notice by facsimile to the Company in accordance with section 2(d)(i).

                 (vi)   Pro Rata Conversion. Subject to Section 14, in the event
                        -------------------
the Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of such Notes, then the Company shall convert from each holder of the Notes electing to have Notes converted at such time a pro rata amount of such holder's Note submitted for conversion based on the principal amount of the Note submitted for conversion on such date by such holder relative to the principal amount of the Notes submitted for conversion on such date.

                 (vii)  Mandatory Redemption or Conversion at Maturity. If this
                        ----------------------------------------------
Note remains outstanding on the Maturity Determination Date, then the Company shall either (I) convert this Note, in whole or in part, at the Conversion Rate as of the Maturity Date without the Holder being required to give a Conversion Notice on the Maturity Date (a "Maturity Date Mandatory Conversion"), or (II) redeem this Note, in whole or part, for an amount in cash (the "Maturity Date Redemption Price") equal to the Principal being redeemed (a "Maturity Date Mandatory Redemption"); provided that all of the Principal must be converted or redeemed by the Company. On or prior to the date which is 35 Business Days prior to the Maturity Determination Date, the Company shall deliver written notice to the Holder and each of the holders of the Other Notes then outstanding (a "Maturity Date Election Notice"), which Maturity Date Election Notice shall state (x) the portion of the Principal that the Company has elected to convert on the Maturity Date pursuant to a Maturity Date Mandatory Conversion, (y) the portion of the Principal that the Company has elected to redeem on the Maturity Determination Date pursuant to a Maturity Date Mandatory Redemption, and (z) the principal amount of each of the Notes with respect to which the Company has elected a Maturity Date Mandatory Conversion and/or has elected a Maturity Date Mandatory Redemption, based, if applicable, on each holder's Maturity Allocation Percentage (as defined below). If the Company has elected more than one of the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption, then the Company shall redeem the Notes and/or convert the Notes pro rata from the holders of the Notes then outstanding (based on the principal amount of the Notes issued to such holder on the Issuance Date relative to the total principal amount of the Notes issued to all such holders on the Issuance Date (such relative amount being referred to herein as each such holder's "Maturity Allocation Percentage")). In the event that any initial holder of the Notes shall sell or otherwise transfer any of such holder's Notes, then the transferee shall be allocated a pro rata portion of such holder's Maturity Allocation Percentage. If the Company fails to deliver to the Holder and each of the holders of the Other Notes then outstanding a Maturity Date Election Notice at least 35 Business Days prior to the Maturity Determination Date, then the Company shall be deemed to have elected a Maturity Date Mandatory Conversion for all of the Principal and the principal amount of all of the Other Notes then outstanding. If the Company elects a Maturity Date Mandatory Redemption, then on the Maturity Determination Date, the Company shall pay to the Holder, by wire transfer of immediately available funds, an amount equal to the Maturity Date Redemption Price. If the Company elects a Maturity Date Mandatory Redemption and fails to redeem any Principal selected for redemption which is outstanding on the Maturity Determination Date, by payment of the Maturity Date Redemption Price, then in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, (X) the Maturity Date Redemption Price payable in respect of such unredeemed Principal shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (Y) the Holder shall have the option to require the Company to convert any or all of this Note that the Company elected to redeem under this Section 2(d)(vii) and for which the Maturity Date Redemption Price (together with any interest thereon ) has not been paid into shares of Common Stock equal to the number which results from dividing the applicable Maturity Date Redemption Price (together with any interest thereon) by the Conversion Price then in effect. If the Company has elected or is deemed to have elected a Maturity Date Mandatory Conversion, then the Principal with respect to which the Company has elected a Maturity Date Mandatory Conversion which remains outstanding on the Maturity Date shall be converted at the Conversion Rate on the Maturity Date as if the Holder had delivered a Conversion Notice with respect to such Principal on the Maturity Date. Promptly following the Maturity Date, the Holder shall surrender this Note, duly endorsed for cancellation, to the Company or the Transfer Agent. If the Company has elected, or is deemed to have elected pursuant to this Section 2(d)(vii), a Maturity Date Mandatory Conversion or has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date shall be extended for this Note for as long as (A) the conversion of this Note would violate the provisions of Section 5 and/or Section 14, (B) a Triggering Event shall have occurred and be continuing, or (C) an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event. Notwithstanding anything to the contrary in this Section 2(d)(vii), the Holder may convert this Note, but subject to Section 5 and Section 14, into shares of Common Stock at the Fixed Conversion Price then in effect pursuant to Section 2(b) on or prior to the date immediately preceding the Maturity Date. In the event the Holder delivers a Conversion Notice to the Company after the Holder's receipt of a Maturity Date Election Notice and the Company has elected in such Maturity Date Election Notice more than one of the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption, then such Conversion Amount shall be deducted, first, from the Principal, if any, designated by the Company as being subject to a Maturity Date Mandatory Conversion in such

Maturity Date Election Notice, and then from the Principal, if any, designated by the Company as being subject to a Maturity Date Mandatory Redemption in such Maturity Date Election Notice.

               (viii) Book-Entry. Notwithstanding anything to the contrary set
                      ----------
forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted. The Holder and the Company shall maintain records showing the principal amount converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the Principal to which the Holder is entitled shall be controlling and determinative in the absence of error. Notwithstanding the foregoing, if this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof. Each Note shall bear the following legend:

          ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(d)(viii) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THIS NOTE.

          (e) Taxes. The Company shall pay any and all documentary, stamp,
              -----
transfer and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of this Note (but not any such taxes that may result upon any transfer of this Note).

          (f) Adjustments to Conversion Price. The Conversion Price will be
              -------------------------------
subject to adjustment from time to time as provided in this Section 2(f).

               (i)    Adjustment of Fixed Conversion Price upon Issuance of
                      -----------------------------------------------------
Common Stock. If and whenever on or after the Issuance Date, the Company issues
------------
or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock: (i) deemed to have been issued by the Company to its employees, advisors, officers or directors (or those of any of its subsidiaries) in connection with an Approved Stock Plan; (ii) issued upon conversion of the Notes; (iii) issued or deemed issued either (A) to parties that are suppliers, customers or strategic partners investing in connection with a commercial relationship with the Company, the primary purpose of which is not to raise capital, or (B) as consideration for mergers or consolidations or the acquisition of businesses or their tangible or intangible assets (each an "Acquisition Transaction"), excluding Acquisition Transactions in which cash or cash equivalents represent a majority of the assets acquired; provided that such issuances or deemed issuances pursuant to this clause (iii) shall not exceed 15,000,000 shares of Common Stock in the aggregate (subject to adjustments for stock splits, stock dividends, stock combinations or other similar transactions) prior to the date which is one (1) year after the Issuance Date; (iv) issued upon conversion of shares of the Company's preferred stock or Series B common stock, provided such shares of preferred stock or Series B common stock were issued and outstanding on the Issuance Date; and (v) issued upon exercise of options or warrants to purchase shares of Common Stock which are outstanding on the date immediately preceding the Issuance Date, for a consideration per share less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such time, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided, however, that the Fixed Conversion Price shall not be reduced pursuant to this
Section 2(f)(i) at any time that the amount of such reduction would be an amount less than 2% of the Fixed Conversion Price immediately preceding such reduction, but any such amount shall be carried forward and a reduction in the Fixed Conversion Price pursuant to this Section 2(f)(i) shall be made with respect to such amount at the earlier of (a) such time as all such amounts which have been carried forward pursuant to this proviso aggregate 2% or more of the Fixed Conversion Price then in effect and (b) the next reduction of the Fixed Conversion Price pursuant to this Section 2(f)(i). For purposes of determining the adjusted Fixed Conversion Price under this Section 2(f)(i), the following shall be applicable:

               (A)    Issuance of Options. If the Company in any manner grants
                      -------------------
or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

               (B)    Issuance of Convertible Securities. If the Company in any
                      ----------------------------------
manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

               (C)    Change in Option Price or Rate of Conversion. If the
                      --------------------------------------------
purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this
Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

               (D)    Calculation of Consideration Received. In case any Option
                      -------------------------------------
is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor, less expenses in excess of 5% of the gross amount received. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the 10 consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing at least two-thirds (2/3) of the aggregate principal amounts of the Notes then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined based on the number of shares of Common Stock issued or deemed issued in exchange for such consideration other than cash or securities, valued at the average of the Weighted Average Price of the Common Stock on each of the five (5) trading days immediately prior to such issuance or deemed issuance.

               (E)    Record Date. If the Company takes a record of the holders
                      -----------
of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (ii)  Adjustment of Fixed Conversion Price upon Subdivision or
                --------------------------------------------------------
Combination of Common Stock. If the Company at any time subdivides (by any stock
---------------------------
split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

          (iii) Holder's Right of Alternative Conversion Price Following
                --------------------------------------------------------
Issuance of Convertible Securities. If the Company in any manner issues or sells
----------------------------------
any Options or Convertible Securities after the Issuance Date (other than Convertible Securities with like terms to this Note issued to persons that may be deemed to have preemptive rights as disclosed in the schedules to the Securities Purchase Agreement) that are convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price, or at a price which upon the passage of time or the occurrence of certain events is automatically reduced or is adjusted to a price which is based on some formulation of the then current market price of the Common Stock (each of the formulations for such variable price being herein referred to as, the "Variable Price;" provided, however, that a price which upon the passage of time or the occurrence of certain events is automatically reduced or is adjusted to a price which is based on some formulation of the then current market price of the Common Stock shall not constitute a Variable Price until the passage of such time or the occurrence of such event, as the case may be), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder ("Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder's election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversions of this Note. Notwithstanding the foregoing, the Holder shall have no right to use or substitute such Variable Price unless (A) in the event the conversion, exchange or exercise at such Variable Price is at the election of the Company, the Company actually makes such election at any time prior to the date which is two
(2) years after the Issuance Date, (B) in the event the conversion, exchange or exercise at such Variable Price is at the election of the holder of such Options or Securities, such holder has the right (whether or not exercised) to convert, exchange or exercise such Options or Securities prior to the date which is two
(2) years after the Issuance Date, or (C) the Variable Price includes provision for one or more resets (whether automatic or dependent on certain trading prices of the Common Stock or subject to some other variable) prior to the date which is two (2) years after the Issuance Date.

          (iv) Other Events. If any event occurs of the type contemplated by the
               ------------
provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features other than Options issued pursuant to an Approved Stock Plan), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

          (v)  Notices.
               -------

               (A) Promptly upon any adjustment of the Conversion Price pursuant to this Section 2(f), the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

               (B) The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

               (C) The Company will also give written notice to the Holder at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

          (3)  Redemption at Option of the Holder.
               ----------------------------------

               (a)  Redemption Option Upon Triggering Event. In addition to all
                    ---------------------------------------
other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Principal at a price equal to the greater of (i) the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Closing Sale Price of the Common Stock on the trading day immediately preceding such Triggering Event on which the Principal Market is open for trading or if no Closing Sale Price is reported by the Principal Market on such trading day, then the most recently reported Closing Sale Price (the "Redemption Price"); provided that with respect to a Triggering Event described in Section 3(b)(i) below, if the applicable Notice of Redemption at Option of Buyer (as defined below) is delivered prior to the date which is 365 days after the Issuance Date, then the Redemption Price shall be the Conversion Amount.

          (b) "Triggering Event". A "Triggering Event" shall be deemed to have
               ----------------
occurred at such time as any of the following events:

               (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is 270 days after the Issuance Date;

               (ii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five (5) consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

               (iii) the Company's notice or the Transfer Agent's notice, at the Company's direction, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes, excluding, however, notices that relate solely to a bona fide dispute which is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii) provided neither such dispute nor such notice is publicly disclosed unless required by law;

               (iv)   a Conversion Failure (as defined in Section 2(d)(v)(C));

               (v) upon the Company's receipt of a Conversion Notice or deemed receipt of a Conversion Notice, whether in connection with an election or deemed election of a Maturity Date Mandatory Conversion or a Holder Anniversary Conversion (as defined in Section 6(a)) or a Company Anniversary Conversion (as defined in Section 7(a)) or otherwise, the Company shall not be obligated to issue shares of Common Stock upon such conversion due to the provisions of
Section 14; or

               (vi) unless otherwise provided under Sections 3(b)(i) through 3(b)(v), above, the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement (except for a breach of Sections 4(e), 9(j) or 9(k) of the Securities Purchase Agreement), the Registration Rights Agreement (except for a breach of Sections 3(d), 3(q) or 11(i) of the Registration Rights Agreement), the Security Agreement or this Note, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 30 Business Days after the Company's knowledge of such breach or notice by the Holder to the Company of such breach.

          (c)  Mechanics of Redemption at Option of Buyer. Within two (2)
               ------------------------------------------
Business Days after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to the Holder and each holder of the Other Notes. At any time after the earlier of the Holder's receipt of a Notice of Triggering Event and the Holder becoming aware of a Triggering Event, the Holder may require the Company to redeem up to all of the Principal (subject to the limitations set forth in the last sentence of this Section 3(c)) by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company, provided that the Holder shall not be entitled to send such Notice of Redemption at Option of Buyer after the date which is five (5) Business Days after the date on which such Triggering Event is cured and the Holder receives written notice from the Company confirming such Triggering Event has been cured. A Notice of Redemption at Option of Buyer shall indicate the Principal that the Holder is electing to redeem. With respect to a Triggering Event described in Section 3(b)(v), the Holder shall only be entitled to deliver a Notice of Redemption at Option of Buyer with respect to the portion of the Principal which cannot be converted, whether pursuant to the Conversion Notice which has been delivered or deemed delivered or otherwise, due to the provisions of Section 14.

          (d)  Payment of Redemption Price. Upon the Company's receipt of a
               ---------------------------
Notice(s) of Redemption at Option of Buyer from any holder of the Other Notes, the Company shall promptly notify the Holder by facsimile of the Company's receipt of such notice(s). Except with respect to a Triggering Event described in Section 3(b)(i), the Company shall deliver the Redemption Price to the Holder within five (5) Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer from the Holder. With respect to a Triggering Event described in Section 3(b)(i) for which the Holder delivers a Notice of Redemption at Option of Buyer prior to the date which is 365 days after the Issuance Date, the Company shall deliver the Redemption Price to the Holder within 30 Business Days after the Company's receipt of such Notice of Redemption at Option of Buyer; provided, however, that if the Company chooses to deliver the Redemption Price to the Holder prior to such 30th Business Day, the Company shall give written notice to the Holder at least three (3) Business Days prior to the date on which the

Company shall pay the Redemption Price (the periodbeginning on the date the Holder delivers such Notice of Redemption at Option of Buyer and ending on the earlier of (x) the 30/th/ Business Day after the Company's receipt of such Notice of Redemption at Option of Buyer and (y) the day the Company pays the Redemption Price for the Principal set forth in such Notice of Redemption at Option of Buyer is referred to herein as the "Deferred Triggering Event Payment Period"). With respect to a Triggering Event described in Section 3(b)(i) for which the Holder delivers a Notice of Redemption at Option of Buyer on or after the date which is 365 days after the Issuance Date, the Company shall deliver the Redemption Price to the Holder within five (5) Business Days after the Company's receipt of such Notice of Redemption at Option of Buyer. If the Company is unable to redeem all of the Notes submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of the Notes based on the principal amount of the Note submitted for redemption by such holder relative to the total principal amount of the Notes submitted for redemption by all holders of the Notes and (ii) in addition to any remedy the Holder may have under this Note and the Securities Purchase Agreement, pay to the Holder interest at the rate of 1.5% per month (prorated for partial months) in respect of the unredeemed Principal until paid in full. Notwithstanding anything to the contrary in this Section 3, but subject to Section 5 and 13, during the Deferred Triggering Event Payment Period the Holder may, until the Redemption Price is paid in full, convert the Principal set forth in the Notice of Redemption at Option of Buyer pursuant to Section 2(b).

          (e)  Void Redemption.  In the event that the Company does not pay the
               ---------------
Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to the Holder any or all of the Notes representing the Principal that was submitted for redemption by the Holder under this Section 3 and for which the Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to the Principal subject to the Void Optional Redemption Notice, (ii) the Company shall promptly return this Note, and (iii) the Fixed Conversion Price of such returned Principal shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

          (f)  Disputes; Miscellaneous.  In the event of a dispute as to the
               -----------------------
determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". The Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments other than the Redemption Price which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Principal, the Company shall promptly cause to be issued and delivered to the Holder a Note representing the remaining Principal which has not been redeemed, if necessary.

     (4)  Other Rights of Holders.
          -----------------------

          (a)  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which, in each case, is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person constituting an Organic Change or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement to deliver to the Holder in exchange for this Note, concurrent with the consummation of such Organic Change, a security of the Acquiring Entity evidenced by a written instrument of like form, tenor and terms as this Note and which may have such modifications to the form, tenor and terms of this Note as are reasonably satisfactory to the holders of at least two-thirds (2/3) of the principal amount then outstanding under the Notes. Prior to the consummation of any other Organic Change, the holder will thereafter have, and the Company shall make appropriate provision to ensure that the Holder will thereafter have, the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of this Note such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of this Note).

          (b)  Optional Redemption Upon Change of Control. In addition to the
               ------------------------------------------
rights of the Holder under Section 4(a), upon a Change of Control (as defined below) of the Company the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Principal at a price equal to the Conversion Amount ("Change of Control Redemption Price"). No sooner than 20 Business Days nor later than ten (10) Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to the Holder. At any time during the period beginning after receipt of a Notice of Change of Control in accordance with this Section 4(b) (or, in the event a Notice of Change of Control is not delivered at least ten (10) Business Days prior to a Change of Control, at any time on or after the date which is ten (10) Business Days prior to a Change of Control) and ending on the date which is ten (10) Business Days after receipt of a Notice of Change of Control, the Holder may require the Company to redeem all or a portion of the Principal by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the Conversion Amount that the Holder is submitting for redemption, and (ii) the Change of Control Redemption Price, as calculated pursuant to this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of the Other Notes, the Company shall promptly, but in no event later than two (2) Business Days following such receipt, notify the Holder by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the Change of Control Redemption Price simultaneously with the consummation of the Change of Control. Payments provided for in this
Section 4(b) shall have priority to payments to stockholders in connection with a Change of Control. For purposes of this Section 4(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Common Stock; or (iv) any event which would constitute a Fundamental Change under the Indenture dated December 1, 1999 relating to the Company's 4% Convertible Subordinated Notes due 2006 or a Change in Control under the Indenture dated December 28, 1998 relating to the Company's Convertible Subordinated Debentures due 2018.

          (c)  Purchase Rights. If at any time the Company grants, issues or
               ---------------
sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock other than pursuant to a poison pill or shareholder rights plan (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (5)  Limitation on Beneficial Ownership. The Company shall not effect and
          ----------------------------------
shall have no obligation to effect any conversion of this Note, and the Holder shall not have the right to convert this Note, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of this Note or otherwise, beneficial ownership of a number of shares of Common Stock during the 60-day period ending on and including the Conversion Date of such conversion (the "60 Day Period"), that, when added to the number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates) at the beginning of the 60 Day Period, exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.
For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon the conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Principal beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company

(including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be,
(2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Notes by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

     (6) Anniversary Redemption at Holder's Election.  On each Holder
         -------------------------------------------
Anniversary Date, the Holder shall have the right, in its sole discretion, to require that some or all of the Principal be redeemed (a "Holder Anniversary Redemption") on such Holder Anniversary Date, for an amount in cash (the "Holder Anniversary Redemption Price") equal to the Principal being redeemed, provided that, subject to and in accordance with Sections 6(a), 6(c) and 6(d), the Company may elect to pay some or all of such Holder Anniversary Redemption Price in shares of Common Stock. The Holder may exercise its right to Holder Anniversary Redemption by providing the Company written notice ("Notice of Holder Anniversary Redemption") at least 92 calendar days prior to the Holder Anniversary Date, which notice shall state the portion of the Principal that the Holder has elected to have redeemed pursuant to a Holder Anniversary Redemption. The Holder's Notice of Holder Anniversary Redemption shall be irrevocable, unless, after the Holder's delivery of such Notice of Holder Anniversary Redemption, there is a Change of Control or a public announcement of a pending, proposed or intended Change of Control and except to exercise the Holder's rights pursuant to Section 3 and except as otherwise provided herein. Notwithstanding the above, but subject to Section 5 and Section 14, the Holder may convert this Note (including Principal amounts with respect to which the Holder has elected a Holder Anniversary Redemption) into Common Stock pursuant to Section 2 at any time prior to the redemption of such Principal amount in accordance with the terms of this Section 6. If following the Holder's delivery of a Notice of Holder Anniversary Redemption there is a Change of Control or a public announcement of a pending, proposed or intended Change of Control, then at any time after such event or announcement the Holder may revoke such Notice of Holder Anniversary Redemption with respect to any unconverted or unredeemed Principal which is subject to such notice by delivering written notice to the Company of such revocation. Upon the Company's receipt of such a revocation notice, the Holder Anniversary Redemption shall be null and void with respect to any Principal which was the subject of the Notice of Holder Anniversary Redemption and which has not been redeemed pursuant to Section 6(b) or converted pursuant to Section 6(c) prior to the Company's receipt of such revocation notice.

     (a) Company Response.  Upon receipt of a Notice of Holder Anniversary
         ----------------
Redemption, the Company shall have the right, in its sole discretion, to require that some or all of the Principal set forth in the Notice of Holder Anniversary Redemption be converted, instead of redeemed, in accordance with Section 6(c) (a "Holder Anniversary Conversion"); provided that the Conditions to Holder Anniversary Conversion (as set forth in Section 6(d)) are satisfied. The Company may exercise its right to require a Holder Anniversary Conversion by providing the Holder written notice ("Notice of Holder Anniversary Conversion") at least 62 calendar days prior to the applicable Holder Anniversary Date, but not prior to the Company's receipt of the applicable Notice of Holder Anniversary Redemption. The Company's Notice of Holder Anniversary Conversion shall be irrevocable. If the Company has received one or more notices for redemption from holder(s) of the Other Notes(under provisions of such Other Notes similar to this Section 6) with respect to the same date as the applicable Holder Anniversary Date, then the Company shall redeem the Notes and convert the Notes which are the subject of such notices, pursuant to the provisions of this Section 6 and the corresponding provisions under the Other Notes, in the same ratio of principal amount redeemed and principal amount converted. The Notice of Holder Anniversary Conversion shall state (1) that the Conditions to Holder Anniversary Conversion are satisfied as of the date of the Notice of Holder Anniversary Conversion, (2) the portion of the Principal set forth in the Notice of Holder Anniversary Redemption that the Company has elected to convert pursuant to a Holder Anniversary Conversion (the "Holder Anniversary Conversion Amount") and (3) the portion of the Principal set forth in the Notice of Holder Anniversary Redemption which the Company does not elect to convert pursuant to a Holder Anniversary Conversion (which amount when added to the Holder Anniversary Conversion Amount must equal the Principal set forth in the applicable Notice of Holder Anniversary Redemption) and which therefore shall be redeemed pursuant to the Holder Anniversary Redemption (the "Holder Anniversary Redemption Amount"). If the Company does not deliver a Notice of Holder Anniversary Conversion to the Holder in accordance with this Section 6(a), then "Holder Anniversary Redemption Amount" shall mean all of the Principal set forth in the Notice of Holder Anniversary Redemption. The Holder Anniversary Redemption Amount (whether set forth in a Notice of Holder Anniversary Redemption or a Notice of Holder Anniversary Conversion) shall be redeemed in accordance with Section 6(b).

     (b) Mechanics of Holder Anniversary Redemption.  If the Holder delivers a
         ------------------------------------------
Notice of Holder Anniversary Redemption in accordance with this Section 6, then the Holder Anniversary Redemption Amount, if any, which remains outstanding on the respective Holder Anniversary Date shall be redeemed by the Company on such Holder Anniversary Date, and the Company shall pay to the Holder on the Holder Anniversary Date, by wire transfer of immediately available funds, an amount equal to the Holder Anniversary Redemption Price with respect to such Holder Anniversary Redemption Amount. If the Company fails to redeem any Holder Anniversary Redemption Amount which is outstanding on the respective Holder Anniversary Date by payment to the Holder of the applicable Holder Anniversary Redemption Price, then in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, the Holder Anniversary Redemption Price payable in respect of such unredeemed Holder Anniversary Redemption Amount shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full. Notwithstanding anything to the contrary in this Section 6, but subject to Section 5 and Section 13, until the Holder Anniversary Redemption Price (together with any interest thereon) is paid in full, the Holder Anniversary Redemption Amount (together with any interest thereon) may be converted by the Holder into shares of Common Stock pursuant to Section 2(b). In the event the Holder delivers a Conversion Notice to the Company after the Holder's delivery to the Company of a Notice of Holder Anniversary Redemption, such Conversion Amount shall be deducted, first, from the Principal set forth in the Notice of Holder Anniversary Redemption, and, second, from the Principal not set forth in the Notice of Holder Anniversary Redemption, unless the Holder specifies otherwise in its Conversion Notice. In the event (i) the Holder delivers a Conversion Notice to the Company after the Holder's receipt of a Notice of Holder Anniversary Conversion, and (ii) the Conversion Amount is to be deducted from the Principal set forth in the Notice of Holder Anniversary Redemption in accordance with the preceding sentence, such Conversion Amount shall be deducted first from the Holder Anniversary Conversion Amount (and within such Holder Anniversary Conversion Amount, first from the Holder Anniversary Conversion Installment (as defined below) relating to the next Holder Anniversary Conversion Date and then sequentially from the immediately succeeding Holder Anniversary Conversion Installments) if any, and then second from the Holder Anniversary Redemption Amount.

     (c) Mechanics of Holder Anniversary Conversion.  If the Company delivers a
         ------------------------------------------
Notice of Holder Anniversary Conversion with respect to a Holder Anniversary Date in accordance with Section 6(a), then the applicable Holder Anniversary Conversion Amount, if any, which remains outstanding shall be converted in eight
(8) equal installments each equal to 12.5% of the applicable Holder Anniversary Conversion Amount (each, a "Holder Anniversary Conversion Installment") on each Holder Anniversary Conversion Date at the Conversion Rate, as if the Holder had delivered a Conversion Notice pursuant to Section 2(b) with respect to such Holder Anniversary Conversion Installment on such Holder Anniversary Conversion Date but without the Holder being required to actually deliver such Conversion Notice; provided that the Conditions to Holder Anniversary Conversion are satisfied (or waived in writing by the Holder) on such Holder Anniversary Conversion Date. If the Conditions to Holder Anniversary Conversion are not satisfied (or waived in writing by the Holder) on such Holder Anniversary Conversion Date, then at the option of the Holder either (i) the Company shall redeem all or any part designated by the Holder of the unconverted Holder Anniversary Conversion Installments on such Holder Anniversary Conversion Date and the Company shall pay to the Holder on such Holder Anniversary Conversion Date, by wire transfer of immediately available funds, an amount in cash equal to the aggregate principal amount of the unconverted Holder Anniversary Conversion Installments designated by the Holder or (ii) the Company Anniversary Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Holder Anniversary Conversion Installments and the Holder shall be entitled to all the rights of a holder of the Notes with respect to such amount of the Holder Anniversary Conversion Installments designated by the Holder. If the Company fails to redeem any such unconverted Holder Anniversary Conversion Installments (which the Holder has elected to have redeemed pursuant to the immediately preceding sentence) on such Holder Anniversary Conversion Date by payment of the applicable amount, then the Holder shall have the rights set forth in Section 6(b) as if the Company failed to pay the applicable Holder Anniversary Redemption Price.

     (d) Conditions to Holder Anniversary Conversion.  "Conditions to Holder
         -------------------------------------------
Anniversary Conversion" means the following conditions: (i) on each day during the period beginning on the date of the Holder's delivery of a Notice of Holder Anniversary Redemption but not sooner than 100 days prior to the applicable Holder Anniversary Date and ending on and including the 41/st/ trading day prior to the applicable Holder Anniversary Date, but excluding any day which is not during the Registration Period (as defined in the Registration Rights Agreement) and excluding any day during an Allowable Grace Period (as defined in the Registration Rights Agreement), the Registration Statement (as defined in the Registration Rights Agreement) shall be effective and available for the sale of no less than the sum of (A) 100% of the number of Conversion Shares (as defined in the Securities Purchase Agreement) then issuable upon the conversion of the principal amount then outstanding under the Notes (without regard to any limitations on conversion herein or elsewhere), including the Conversion Shares to be issued pursuant to this Holder Anniversary Conversion, and (B) the number of Conversion Shares outstanding and held by the holders of the Notes; (ii) on each day during the period beginning on and including the 40th trading day prior to the applicable Holder Anniversary Date and ending on and including the applicable Holder Anniversary Conversion Date, but excluding any day which is not during the Registration Period and excluding up to 10 days during an Allowable Grace Period, the Registration Statement shall be effective and available for the sale of no less than the sum of (A) 100% of the number of Conversion Shares then issuable upon the conversion of the principal amount then outstanding under the Notes (without regard to any limitations on conversion herein or elsewhere), including the Conversion Shares to be issued pursuant to this Holder Anniversary Conversion, and (B) the number of Conversion Shares outstanding and held by the holders of the Notes; (iii) on each day during the period beginning on the date of the date of the Holder's delivery of a Notice of Holder Anniversary Redemption and ending on and including the applicable Holder Anniversary Conversion Date, the Common Stock is designated for quotation on The Nasdaq National Market or listed on The New York Stock Exchange, Inc. or the American Stock Exchange and delisting or suspension by such exchanges shall not have been threatened either (A) by written notice of commencement of proceedings by such exchanges or (B) by the Company having fallen below the minimum listing maintenance requirements of such exchanges unless the failure to meet such criteria would be cured by the issuance of the Conversion Shares pursuant to such Holder Anniversary Conversion; (iv) during the period beginning on the Holder's delivery of a Notice of Holder Anniversary Redemption and ending on and including the applicable Holder Anniversary Conversion Date, there shall not have occurred a Triggering Event; (v) during the period beginning on the Issuance Date and ending on and including the 41st trading day prior to the applicable Holder Anniversary Date, the Company shall have delivered all Conversion Shares upon conversion of the Notes to the holders of the Notes within five (5) Business Days (excluding the period of any bona fide dispute which is subject to and being (or has been) resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii)) after the Company's receipt of a Conversion Notice; provided, however, that for purposes of this Section 6 only, the Company shall be deemed to have satisfied the conditions set forth in this clause (v) if the Company has failed to deliver Conversion Shares within five (5) Business Days (excluding the period of any bona fide dispute which is being or has been) resolved pursuant to, and in compliance with the time periods and other provisions of the dispute resolution provisions of Section 2(d)(iii)) after the Company's receipt of a Conversion Notice on not more than two (2) occasions in the prior two (2) years, (vi) during the period beginning on and including the 40th trading day prior to the applicable Holder Anniversary Date and ending on and including the applicable Holder Anniversary Conversion Date, the Company shall have delivered all Conversion Shares upon conversion of the Notes to the holders of the Notes on a timely basis as set forth in Section 2(d)(ii) of the Notes; and (vii) the issuance of shares of Common Stock to the Holder on the applicable Holder Anniversary

Conversion Date pursuant to such Holder Anniversary Conversion is not limited by the provisions of Section 5, provided that this condition will only be deemed not to have been satisfied with respect to the portion of the Holder Anniversary Conversion Amount which can not be converted on the applicable Company Anniversary Conversion Date (the "Excess Amount") as a result of Section 5, provided, further that in lieu of converting such Excess Amount the Company shall redeem such amount on the applicable Holder Anniversary Conversion Date for an amount in cash equal to the Principal represented by such Excess Amount.

     (7) Anniversary Redemption at the Company's Election.  (a) On each Company
         ------------------------------------------------
Anniversary Date, the Company shall have the right, in its sole discretion, to require that some or all of the Principal, with respect to which the Company has not received a Notice of Holder Anniversary Redemption, be redeemed ("Company Anniversary Redemption"), for an amount in cash equal to the Principal being redeemed (the "Company Anniversary Redemption Price"), provided that, subject to and in accordance with Sections 7(a), 7(c) and 7(d), the Company may elect to pay some or all of such Company Anniversary Redemption Price in shares of Common Stock, in accordance with Section 7(c) (a "Company Anniversary Conversion"); provided that the Conditions to Company Anniversary Redemption (as set forth in Section 7(d)) are satisfied or waived in writing by the Holder. The Company may exercise its right to Company Anniversary Redemption only by providing the Holder and each of the holders of the Other Notes written notice ("Notice of Company Anniversary Redemption") at least 62 calendar days but not more than 91 calendar days prior to the Company Anniversary Date with respect to which the Company has elected a Company Anniversary Redemption. The Company's Notice of Company Anniversary Redemption shall be irrevocable. If the Company elects a Company Anniversary Redemption pursuant to this Section 7, then it must simultaneously take the similar action with respect to the Other Notes. If the Company elects a Company Anniversary Redemption (or similar action under the Other Notes) with respect to less than all of the principal amounts of the Notes then outstanding (ignoring for such purposes all principal amounts which are the subject of a Holder Anniversary Redemption or the corresponding provisions under the Other Notes), the Company shall require redemption of a pro rata principal amount of the Notes from each holder of the Notes then outstanding (ignoring for such purposes all principal amounts which are the subject of a Holder Anniversary Redemption or the corresponding provisions under the Other Notes) based on each holder's Anniversary Allocation Percentage (as defined below). If the Company elects a Company Anniversary Conversion (or similar action under the Other Notes) with respect to less than all of the principal amounts of the Notes for which it has elected a Company Anniversary Redemption (or similar action under the Other Notes), then the Company shall redeem the Notes and convert the Notes, pursuant to the provisions of this Section 7 and the corresponding provisions under the Other Notes, in the same ratio of principal amount redeemed and principal amount converted. The Notice of Company Anniversary Redemption shall state (i) that the Conditions to Company Anniversary Redemption are satisfied as of the date of the Notice of Company Anniversary Redemption, (ii) the portion of the Principal set forth in the Notice of Company Anniversary Redemption that the Company has elected to convert pursuant to a Company Anniversary Conversion in accordance with Section 7(c) (the "Company Anniversary Conversion Amount") and (iii) the portion of the Principal set forth in the Notice of Company Anniversary Redemption that the Company has elected to redeem pursuant to Section 7(b) (the "Company Anniversary Redemption Amount"). Notwithstanding the above, but subject to Section 5 and Section 14, the Holder may convert this Note (including Principal amounts set forth in the

Company's Notice of Company Anniversary Redemption) into Common Stock pursuant to Section 2 at any time prior to the redemption of such Principal amount in accordance with the terms of this Section 7. "Anniversary Allocation Percentage" means, with respect to each holder of Notes, the relative percentage based on the principal amount of the Notes issued to such holder on the Issuance Date relative to the principal amount of the Notes issued to all such holders on the Issuance Date.

     (b) Mechanics of Company Anniversary Redemption.  If the Company delivers a
         -------------------------------------------
Notice of Company Anniversary Redemption with respect to a Company Anniversary Date in accordance with Section 7(a) and pursuant to such notice it has elected to redeem some or all of the Principal set forth in such Notice of Company Anniversary Redemption, then the Company Anniversary Redemption Amount, if any, which remains outstanding on the respective Company Anniversary Date shall be redeemed by the Company on such Company Anniversary Date, and the Company shall pay to the Holder on such Company Anniversary Date, by wire transfer of immediately available funds, an amount equal to the Company Anniversary Redemption Price with respect to such Company Anniversary Redemption Amount; provided that the Conditions to Company Anniversary Redemption are satisfied (or waived in writing by the Holder) on such Company Anniversary Date. If the Company fails to redeem any Company Anniversary Redemption Amount which is outstanding on the respective Company Anniversary Date by payment to the Holder of the applicable Company Anniversary Redemption Price, then in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, the Company Anniversary Redemption Price payable in respect of such unredeemed Company Anniversary Redemption Amount shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full. Notwithstanding anything to the contrary in this Section 7, but subject to Section 5 and Section 14, until the Company Anniversary Redemption Price (together with any interest thereon) is paid in full, the Company Anniversary Redemption Amount (together with any interest thereon) may be converted by the Holder into shares of Common Stock pursuant to Section 2(b). In the event the Holder delivers a Conversion Notice to the Company after the Company's delivery to the Holder of a Notice of Company Anniversary Redemption, such Conversion Amount shall be deducted (1) first, from the Holder Anniversary Conversion Amount, if any, (and within such Holder Anniversary Conversion Amount, first from the Holder Anniversary Conversion Installment relating to the next Holder Anniversary Conversion Date and then sequentially from the immediately succeeding Holder Anniversary Conversion Installments, (2) second, from the Company Anniversary Conversion Amount (and within such Company Anniversary Conversion Amount, first from the Company Anniversary Conversion Installment (as defined below) relating to the next Company Anniversary Conversion Date and then sequentially from the immediately succeeding Company Anniversary Conversion Installments, (3) third, from the Holder Anniversary Redemption Amount, if any, (4) fourth, from the Company Anniversary Redemption Amount, if any, and (5) fifth, from the Principal not set forth in the applicable Notice of Holder Anniversary Redemption or Notice of Company Anniversary Redemption. If the Company fails to timely pay any Holder Anniversary Redemption Price in accordance with this Section 7, then the Company shall not be permitted to submit another Notice of Company Anniversary Redemption without the prior written consent of the holders of Notes representing at least two-thirds (2/3) of the aggregate principal amounts of the Notes then outstanding.

     (c) Mechanics of Company Anniversary Conversion. If the Company delivers a
         -------------------------------------------
Notice of Company Anniversary Redemption with respect to a Company Anniversary Date in accordance with Section 7(a) and pursuant to such notice it has elected to convert some or all of the Principal set forth in such Notice of Company Anniversary Redemption, then the applicable Company Anniversary Conversion Amount, if any, which remains outstanding shall be converted in eight (8) equal installments each equal to 12.5% of the applicable Company Anniversary Conversion Amount (each, a "Company Anniversary Conversion Installment") on each Company Anniversary Conversion Date at the Conversion Rate, as if the Holder had delivered a Conversion Notice pursuant to Section 2(b) with respect to such Company Anniversary Conversion Installment on such Company Anniversary Conversion Date but without the Holder being required to actually deliver such Conversion Notice; provided that the Conditions to Company Anniversary Redemption are satisfied (or waived in writing by the Holder) on such Company Anniversary Conversion Date. If the Conditions to Company Anniversary Redemption are not satisfied (or waived in writing by the Holder) on such Company Anniversary Conversion Date, then at the option of the Holder either (i) the Company shall redeem all or any part designated by the Holder of the unconverted Company Anniversary Conversion Installments on such Company Anniversary Conversion Date and the Company shall pay to the Holder on such Company Anniversary Conversion Date, by wire transfer of immediately available funds, an amount in cash equal to the aggregate principal amount of the unconverted Company Anniversary Conversion Installments designated by the Holder or (ii) the Company Anniversary Redemption shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Anniversary Conversion Installments and the Holder shall be entitled to all the rights of a holder of the Notes with respect to such amount of the Company Anniversary Conversion Installments designated by the Holder. If the Company fails to redeem any such unconverted Company Anniversary Conversion Installments (which the Holder has elected to have redeemed pursuant to the immediately preceding sentence) on such Company Anniversary Conversion Date by payment of the applicable amount, then the Holder shall have the rights set forth in
Section 6(b) as if the Company failed to pay the applicable Holder Anniversary Redemption Price.

     (d) Conditions to Company Anniversary Redemption.  "Conditions to Company
         --------------------------------------------
Anniversary Redemption" means the following conditions: (i) on each day during the period beginning on the date of the Company's delivery of a Notice of Company Anniversary Redemption and ending on and including the 41st trading day prior to the applicable Company Anniversary Date, but excluding any day which is not during the Registration Period (as defined in the Registration Rights Agreement) and excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement), the Registration Statement (as defined in the Registration Rights Agreement) shall be effective and available for the sale of no less than the sum of (A) 100% of the number of Conversion Shares (as defined in the Securities Purchase Agreement) then issuable upon the conversion of the principal amount then outstanding under the Notes (without regard to any limitations on conversion herein or elsewhere), including the Conversion Shares to be issued pursuant to a Company Anniversary Conversion, and (B) the number of Conversion Shares outstanding and held by the holders of the Notes; (ii) on each day during the period beginning on and including the 40th trading day prior to the applicable Company Anniversary Date and ending on and including the applicable Company Anniversary Conversion Date, with respect to a Company Anniversary Conversion, or the applicable Company Anniversary Date, with respect to a redemption pursuant to Section 7(b), but excluding any day which is not during the Registration Period and excluding up to 10 days during an Allowable Grace Period, the Registration Statement shall be effective and available for the sale of no less than the sum of (A) 100% of the number of Conversion Shares then issuable upon the conversion of the principal amount then outstanding under the Notes (without regard to any limitations on conversions herein or elsewhere), including the Conversion Shares to be issued pursuant to a Company Anniversary Conversion, and (B) the number of Conversion Shares outstanding and held by the holders of the Notes; (iii) on each day during the period beginning on the date of the Company's delivery of a Notice of Company Anniversary Redemption and ending on and including the applicable Company Anniversary Conversion Date, with respect to a Company Anniversary Conversion, or the applicable Company Anniversary Date, with respect to a redemption pursuant to Section 7(b), as the case may be, the Common Stock is designated for quotation on The Nasdaq National Market or listed on The New York Stock Exchange, Inc. or the American Stock Exchange and delisting or suspension by such exchanges shall not have been threatened either (A) by written notice of commencement of proceeding by such exchanges or (B) by the Company's having fallen below the minimum listing maintenance requirements of such exchanges unless the failure to meet such criteria would be cured by the issuance of the Conversion Shares pursuant to such Company Anniversary Conversion; (iv) on each day during the period beginning on the date of the Company's delivery of the Notice of Company Anniversary Redemption and ending on and including the applicable Company Anniversary Conversion Date, with respect to a Company Anniversary Conversion, or the applicable Company Anniversary Date, with respect to a redemption pursuant to Section 7(b), as the case may be, there shall not have occurred either (A) the consummation of a Change of Control or a public announcement of a pending, proposed or intended Change of Control which has not been abandoned or terminated or (B) a Triggering Event; (v) during the period beginning on the Issuance Date and ending on and including the 41st trading day prior to the applicable Company Anniversary Conversion Date, with respect to a Company Anniversary Conversion, or the applicable Company Anniversary Date, with respect to a redemption pursuant to Section 7(b), as the case may be, the Company shall have delivered all Conversion Shares upon conversion of the Notes to the holders of the Notes within five (5) Business Days (excluding the period of any bona fide dispute which is subject to and being (or has been) resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii)) after the Company's receipt of a Conversion Notice; provided, however, that for purposes of this
Section 7 only, the Company shall be deemed to have satisfied the conditions set forth in this clause (v) if on not more than two (2) occasions in the two (2) years prior to the Company's delivery of the Notice of Company Anniversary Redemption the Company has failed to deliver Conversion Shares within five (5) Business Days (excluding the period of any bona fide dispute which is subject to and being (or has been) resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(d)(iii)) after the Company's receipt of a Conversion Notice; (vi) during the period beginning on and including the 40th trading day prior to the applicable Company Anniversary Date and ending on and including the applicable Company Anniversary Date, with respect to a Company Anniversary Conversion, or the applicable Company Anniversary Date, with respect to a redemption pursuant to
Section 7(b), as the case may be, the Company shall have delivered all Conversion Shares upon conversion of the Notes to the holders of the Notes on a timely basis as set forth in Section 2(d)(ii) of the Notes; (vii) with respect to a Company Anniversary Conversion, the issuance of shares of Common Stock to the Holder on the applicable Company Anniversary Conversion Date pursuant to such Company Anniversary Conversion is not limited by the provisions of Section 5, provided that this condition will only be deemed not to have been satisfied with respect to the portion of the Company Anniversary Conversion Amount which can not be converted on the applicable Company Anniversary Conversion Date (the "Excess Amount") as a result of Section 5, provided, further that in lieu of converting such Excess Amount the Company shall redeem such amount on the applicable Company Anniversary Conversion Date for an amount in cash equal to the Principal represented by such Excess Amount or, if so elected by the Company, the Excess Amount shall not be subject to either redemption or conversion on such Company Anniversary Date but instead shall remain outstanding without change to its terms; (viii) the Principal set forth in the Notice of Company Anniversary Redemption does not exceed the principal amount remaining after deducting the Principal, if any, set forth in a Notice of Holder Anniversary Redemption pursuant to Section 6 with respect to the same date as the applicable Company Anniversary Date; and (ix) the Company has redeemed and/or converted the Other Notes in compliance with the provisions in the Other Notes which correspond to this Section 7 with respect to the applicable Company Anniversary Redemption, subject only to any inability to convert and any violations in relative ratios of conversions and/or redemptions resulting solely from the limitations on conversions set forth in Section 5 or the similar provision in any other Note.

     (8) Certain Trading Restrictions.  In the event of a Holder Anniversary
         ----------------------------
Conversion pursuant to Section 6(c) or a Company Anniversary Conversion pursuant to Section 7(c), the Holder agrees that, during the Restricted Period (as defined below), neither such Holder nor any of its affiliates shall, directly or indirectly, engage in any transaction constituting a "short sale" (as defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended) or establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), or publicly announce the Holder's or any of its affiliates' intention to do any of the foregoing (each a "Short Sale"); provided, however, that during such Restricted Period the Holder and its affiliates are entitled to engage in transactions which constitute Short Sales to the extent that following such transaction the aggregate short position (including aggregate open "put equivalent positions") of the Holder and its affiliates does not exceed the sum of (A) the number of shares of Common Stock issuable upon conversion (which shall be determined as if a Conversion Notice was delivered) of all the Conversion Amounts (other than 25% of the Holder Anniversary Conversion Amounts and 25% of the Company Anniversary Conversion Amounts) represented by the Notes held by the Holder and its affiliates (without regard to any limitations on conversions), plus (B) during the period beginning on and including the tenth (10th) trading day immediately preceding a Holder Anniversary Conversion Date or a Company Anniversary Conversion Date, as applicable, and ending on and including the date which is the later of (I) such Holder Anniversary Conversion Date or such Company Anniversary Conversion Date, as the case may be, and (II) the date on which the Company has delivered all Conversion Shares relating to the Holder Anniversary Conversion Installment or Company Anniversary Conversion Installment, as the case may be, being converted on such Holder Anniversary Conversion Date or Company Anniversary Conversion Date, respectively, that number of shares of Common Stock equal to the quotient of (i) 200% of the Conversion Amount represented by the applicable Holder Anniversary Conversion Installment or applicable Company Anniversary Conversion Installment, as the case may be, for the Holder and similar amounts with respect to its affiliates under similar provisions in the Notes held by such affiliates, divided by (ii) 95% of the lowest Weighted Average Price during the period beginning on and including the tenth (10/th/) trading day immediately preceding a Holder Anniversary Conversion

Date or a Company Anniversary Conversion Date, as applicable, and ending on and including such Holder Anniversary Conversion Date or such Company Anniversary Conversion Date, as the case may be. Notwithstanding the foregoing, the restriction on Short Sales set forth in the first sentence of this Section 8 shall not apply (a) on and after the first date during the applicable Restricted Period on which there shall have occurred a Triggering Event or an event that with the passage of time and without being cured would constitute a Triggering Event; (b) on or after the first date during the applicable Restricted Period on which a Change of Control shall have been consummated or there shall have been a public announcement of a pending, proposed or intended Change of Control; (c) with respect to a Short Sale so long as such Buyer delivers a Conversion Notice within two (2) Business Days of such Short Sale entitling the Holder to receive a number of shares of Common Stock at least equal to the number of shares of Common Stock sold in such Short Sale; or (d) on and after the first date on which the Company shall have breached, and failed to cure such breach within any applicable cure period, this Note, the Securities Purchase Agreement, the Registration Rights Agreement or the Security Agreement. For purposes of this
Section 8, "Restricted Period" means the period beginning on and including the 40th trading day prior to a Holder Anniversary Date or a Company Anniversary Date, as the case may be, with respect to which the Company has elected a Holder Anniversary Conversion pursuant to Section 6(c) or a Company Anniversary Conversion pursuant to Section 7(c), and ending on but excluding the earlier of
(x) the first Holder Anniversary Conversion Date or Company Anniversary Conversion Date, as the case may be, on which the Conditions to Holder Anniversary Conversion or Conditions to Company Anniversary Redemption, respectively, are not satisfied (or waived in writing by the Holder), and (y) the Holder Anniversary Conversion Date or the Company Anniversary Conversion Date, as the case may be, on which the last portion of the Holder Anniversary Conversion Installment or Company Anniversary Conversion Installment, as applicable, was converted or was required to be converted in accordance with
Section 6(c) or Section 7(c), respectively.

     (9) Reservation of Shares.  The Company shall, so long as any of the Notes
         ---------------------
are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Notes, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the principal amount then outstanding under the Notes; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Notes are at any time convertible (without regard to any limitations on conversions). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of issuance of the Notes or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of the Notes, pro rata based on the principal amount of the Notes then held by such holders.

     (10) Voting Rights.  Holders of the Notes shall have no voting rights,
          -------------
except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Note.

     (11)  Defaults and Remedies.
           ---------------------

          (a) Events of Default. An "Event of Default" is: (i) default in
               -----------------
payment of any principal amount of this Note, the Redemption Price or the Maturity Date Redemption Price when and as due; (ii) failure by the Company for thirty (30) days after notice to it to comply with any other material provision of this Note; (iii) any default in payment of at least $10,000,000 under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $10,000,000 by the Company or for money borrowed the repayment of at least $10,000,000 of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (iv) if the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below); (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or any of its subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian (as defined below) of the Company or any subsidiary for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary; or
(vi) any Event of Default under the Indenture dated December 1, 1999 for the Company's 4% Convertible Subordinated Notes due 2006 or the Indenture dated December 28, 1998 for the Company's Convertible Subordinated Debentures due 2018
 . The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Within five (5) Business Days after the occurrence of any Event of Default set forth in clause (iii) or clause (vi) above, the Company shall deliver written notice thereof to the Holder.

          (b) Remedies. If an Event of Default occurs and is continuing, the
              --------
Holder of this Note may declare all of this Note, including all amounts due hereunder, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iv) and (v) of
Section 11(a), this Note shall become due and payable without further action or notice. In addition to any remedy the Holder may have under this Note and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing in this Section 11 shall limit any other rights the Holder may have under this Note and the Securities Purchase Agreement, including Section 3 of this Note.

     (12) Seniority. Payments of principal and other payments due under this
          ---------
Note shall rank senior to the Company's Convertible Subordinated Debentures due 2018 and the Company's 4% Convertible Subordinated Notes due 2006 (and any debt obligation issued in exchange therefor or in replacement thereof or as repayment thereof or to provide for the repayment thereof) (collectively, "Indenture Notes") and shall not be subordinated to any unsecured obligations of the Company. For so long as this Note is outstanding, the Company shall not redeem, purchase or repay any principal of any Indenture Notes in cash, except pursuant to rights of the holders of the Indenture Notes to require that the Company redeem, purchase or repay a holder's Indenture Notes, nor shall the Company exchange any Indenture

Notes for any debt obligations of the Company which are senior or pari passu to this Note or which mature prior to December 10, 2003. The Holder of this Note is entitled to the benefits of the Security Agreement, and in the event of a transfer of this Note in accordance with the terms hereof and the Securities Purchase Agreement, the Holder shall be deemed to have assigned its rights under the Security Agreement.

     (13) Restriction on Redemption and Cash Dividends.  While this Note is
          --------------------------------------------
outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the Holder, provided however that the foregoing restriction shall not apply to a repurchase by the Company of shares issued under any compensatory stock plan or agreement which has been approved by the Board of Directors of the Company at the original issuance price in accordance with its terms.

     (14) Limitation on Number of Conversion Shares.  Notwithstanding anything
          -----------------------------------------
to the contrary contained herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Notes if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company
(a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of Notes representing at least two-thirds (2/3) of the aggregate principal amounts of the Notes then outstanding. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the principal amount of the Note issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all the Notes issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of the Notes shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Notes on a pro rata basis in proportion to the principal amount then outstanding under the Notes then held by each such holder.

     (15) Vote to Change the Terms of the Notes.  The written consent of the
          -------------------------------------
Company and the holders of not less than two-thirds (2/3) of the principal amount then outstanding under the Notes shall be required for any change to the Notes (including this Note) and upon receipt of such consent, each Note shall be deemed amended thereby.

     (16) Lost or Stolen Notes.  Upon receipt by the Company of evidence
          --------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver new Note of like tenor and date; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert this Note into Common Stock.

     (17) Remedies, Characterizations, Other Obligations, Breaches and
          ------------------------------------------------------------
Injunctive Relief.  The remedies provided in this Note shall be cumulative and
-----------------
in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).
The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (18) Specific Shall Not Limit General; Construction.  No specific provision
          ----------------------------------------------
contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Purchasers and shall not be construed against any person as the drafter hereof.

     (19) Failure or Indulgence Not Waiver.  No failure or delay on the part of
          --------------------------------
the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     (20) Notice.  Whenever notice is required to be given under this Note,
          ------
unless otherwise provided herein, such notice shall be given in accordance with
Section 9(f) of the Securities Purchase Agreement. Any Conversion Notice shall be faxed (a) separately, via three (3) separate faxes, addressed to the Company's Chief Financial Officer at (650) 556-2745, Treasurer at (650) 556-2745 and General Counsel at (650) 556-3430, (b) to the Company's outside counsel, via one (1) fax, addressed to Gordon Davidson, T.J. Hall and David Michaels at (650) 494-1417, and (c) to the Transfer Agent at (781) 575-2804, or to the attention of such other person and/or at such other facsimile number as the Company may specify by providing written notice to the Holder five (5) days prior to the effectiveness of such change.
     (21) Transfer of this Note.  The Holder may assign some or all of its
          ---------------------
rights hereunder without the consent of the Company subject to compliance with the 1933 Act and which assignment does not impair or negate the ability of the Company to rely on the exemption from registration afforded by Rule 506 of Regulation D under the 1933 Act for the issuance of this Note.

     (22) Payment of Collection, Enforcement and Other Costs.  If: (i) this Note
          --------------------------------------------------
is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including but not limited to attorneys' fees and disbursements.

     (23) Cancellation.  After all principal and other amounts at any time owed
          ------------
under this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     (24) Note Exchangeable for Different Denominations.  This Note is
          ---------------------------------------------
exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

     (25) Waiver of Notice.  To the extent permitted by law, the Company hereby
          ----------------
waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

     (26) Governing Law.  This Note shall be construed and enforced in
          -------------
accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.

     (27) Reissuance of Notes.  Subject to Section 2(d)(viii), in the event of a
          -------------------
conversion or redemption pursuant to this Note of less than all of the Principal, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of this Note converted or redeemed, a new Note of like tenor representing the remaining Principal which has not been so converted or redeemed. The date the Company issued this Note shall be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

     (28) Effect of Redemption or Conversion; No Prepayment.  Upon payment of
          -------------------------------------------------
the Maturity Date Redemption Price, the Redemption Price, the Change of Control Redemption Price, the Holder Anniversary Redemption Price or the Company Anniversary Redemption Price, each in accordance with the terms hereof with respect to any portion of the principal of this Note, or delivery of shares of Common Stock upon conversion of any portion of the principal of this Note in accordance with the terms hereof, such portion of the principal of this

Note shall be deemed paid in full and shall no longer be deemed outstanding for any purpose. Except as specifically set forth in this Note, the Company does not have any right, option, or obligation, to pay any portion of the Principal at any time prior to the Maturity Determination Date.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the Company has caused this Note to be signed by Mark McEachen, its Executive Vice President and Chief Financial Officer, as of the 8th day of June, 2001.

                                             AT HOME CORPORATION


                                             By:______________________
                                             Name:____________________
                                             Title:___________________








1261232                   [Signature Page to Note]

                                   EXHIBIT I

                           IMMEDIATE ACTION REQUIRED

--------------------------------------------------------------------------------
FAILURE OF AT HOME            Required Fax Distribution of Conversion Notice
                              ----------------------------------------------
CORPORATION TO PROMPTLY       Chief Financial Officer:  (650) 556-2745
RESPOND TO THIS NOTICE        Treasurer:                (650) 556-2745
MAY RESULT IN SIGNIFICANT     General Counsel:          (650) 556-3430
ADVERSE CONSEQUENCES TO       Transfer Agent:           (781) 575-2303 or
AT HOME CORPORATION                                (781) 575-2550
                              Outside Counsel:          (650) 494-1417*
                              Attn:  Gordon Davidson, T.J. Hall and David
                              Michaels

--------------------------------------------------------------------------------
*Only one fax needs to be sent to Outside Counsel as long as it is addressed to all three individuals.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                              AT HOME CORPORATION
                               CONVERSION NOTICE

Reference is made to the Convertible Note (the "Note") of At Home Corporation, a Delaware corporation (the "Company"), payable to the undersigned. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the principal amount of the Note indicated below into shares of Series A Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below.

     Date of Conversion:______

     Principal amount to be converted:______


Please confirm the following information:

     Conversion Price:______

     Number of shares of Common Stock to be issued:      ______

     Is the Variable Price being relied on pursuant to Section 2(f)(iii) of the
Note?  (check one)  YES ____    No ____

Please issue the Common Stock, immediately by DWAC if available, into which the
Note is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:______
              ______
     Facsimile Number:______

     Authorization:________
                   By:_____
                   Title:__

     Dated:__

     Account Number  (if electronic book entry transfer):______

     Transaction Code Number (if electronic book entry transfer):______

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                 ACKNOWLEDGMENT
                                 --------------


     The Company hereby acknowledges this Conversion Notice and hereby directs Equiserve Trust Company, N.A. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated June __, 2001 from the Company and acknowledged and agreed to by Equiserve Trust Company, N.A., by DWAC if available.


                                              AT HOME CORPORATION


                                              By:__________________________
                                              Name:________________________
                                              Title:_______________________